Calculation of Filing Fee Tables
S-8
NICE Ltd.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, par value NIS 1.00 per share	Other	2,000,000	$ 145.90	$ 291,800,000.00	0.0001531	$ 44,674.58
Total Offering Amounts:						$ 291,800,000.00		$ 44,674.58
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 44,674.58
Offering Note
[1]	(1) The ordinary shares, par value NIS 1.00 per share of the Registrant ("Ordinary Shares") may be represented by the Registrant's American Depositary Shares ("ADSs"), each ADS representing one Ordinary Share. ADS issuable upon deposit of Ordinary Shares of the Company are registered on a separate registration statement on Form F-6 (333-20623). (2) Represents Ordinary Shares authorized for issuance pursuant to the NICE Systems Ltd. 2016 Share Incentive Plan (the "Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such indeterminate number of Ordinary Shares as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions pursuant to the terms of the Plan. (3) Estimated in accordance with Rule 457(c) and (h)(1) of the Securities Act solely for the purpose of calculating the registration fee. Based on $145.90, the average of the high and low prices of the ADSs as reported on the Nasdaq Global Select Market on September 26, 2025, a date within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A